EXECUTION VERSION BUSINESS TRANSFER AND TERMINATION AGREEMENT by and among ZO SKIN HEALTH, INC. AND ZO SKIN HEALTH GK AND CUTERA, INC. AND CUTERA KK Dated as of February 28, 2024 DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

TABLE OF CONTENTS ARTICLE I DEFINITIONS ..................................................................................................................... 1 1.1 Definitions. .....................................................................................................................1 1.2 Interpretation. ..................................................................................................................5 ARTICLE II TERMINATION OF DISTRIBUTION AGREEMENTS .................................................. 5 2.1 Termination of Distribution Agreements. .......................................................................5 2.2 Releases. .........................................................................................................................6 ARTICLE III BUSINESS TRANSFER ................................................................................................... 7 3.1 Transactions. ...................................................................................................................7 3.2 Termination Payment. .....................................................................................................7 3.3 Covenants. ......................................................................................................................8 3.4 Conditions Precedent. ................................................................................................... 13 3.5 Closing. ......................................................................................................................... 14 ARTICLE IV REPRESENTATIONS AND WARRANTIES ............................................................... 14 4.1 Representations and Warranties of Cutera. ................................................................... 14 4.2 Representations and Warranties of ZO. ........................................................................ 15 ARTICLE V TERMINATION ............................................................................................................... 16 5.1 Termination Event. ....................................................................................................... 16 5.2 Effect of Termination. .................................................................................................. 16 ARTICLE VI MISCELLANEOUS PROVISIONS ............................................................................... 16 6.1 Governing Law; Dispute Resolution. ........................................................................... 16 6.2 Notices and Other Communications. ............................................................................ 16 6.3 Severability. .................................................................................................................. 17 6.4 Language and Headings. ............................................................................................... 17 6.5 Further Assurances; Cooperation. ................................................................................. 17 6.6 Expenses. ...................................................................................................................... 17 6.7 Entire Agreement; Amendments and Waivers. ............................................................ 18 6.8 Successors and Assigns. ............................................................................................... 18 6.9 Confidentiality and Publicity. ....................................................................................... 18 6.10 Counterparts; Effect of Facsimiles or PDFs. ................................................................ 18 DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

BUSINESS TRANSFER AND TERMINATION AGREEMENT This Business Transfer and Termination Agreement (this “Agreement”) is dated as of February 28, 2024, by and among (i) ZO Skin Health, Inc., a California corporation (“ZO USA”), (ii) ZO Skin Health GK, a Japanese company (“ZO Japan”, and together with ZO USA, “ZO”), (iii) Cutera, Inc., a Delaware corporation (“Cutera USA”), and (iv) Cutera KK, a Japanese corporation (“Cutera Japan, and together with Cutera USA, “Cutera”). Each of ZO USA, ZO Japan, Cutera USA and Cutera Japan is individually referred to herein as a “Party” and collectively as the “Parties.” RECITALS A. ZO USA and Cutera USA entered into the Distribution Agreements pursuant to which, among other things, ZO USA granted Cutera USA the exclusive right to promote, market, sell and distribute in Japan a line of skin care products produced by or for ZO known as “ZO Skin Health” and “ZO Medical” (such products, the “ZO Skin Products”) and certain products related to the “ZO Skin Health” and “ZO Medical” product lines (such related products, the “ZO Related Products”), in each case, as listed on the relevant exhibit attached to the relevant agreement, as updated by ZO USA from time to time. B. The Distribution Agreements expire in accordance with their terms on June 14, 2024, at which point Cutera will no longer have the right to distribute ZO Products and therefore, in absence of the transactions contemplated hereby, would be subject to obligations and liabilities that could be detrimental to their ongoing business. C. The Parties desire to, pursuant to the terms and provisions of this Agreement: (i) cooperate with each other to facilitate the orderly and expeditious transition of the distribution of ZO Products in Japan (the “ZO Business”) from Cutera and their Affiliates to ZO and their Affiliates under a direct business model (the “Transition”); (ii) terminate the Distribution Agreements; (iii) cooperate with each other to facilitate the employment or retention by ZO Japan of certain employees and contractors of Cutera or their Affiliates; (iv) cooperate with the assignment of Cutera’s existing contracts with Yamato, Yamato CF and/or Atago to ZO (or one of their Affiliates) or, alternatively, cooperate with ZO Japan’s entry into new logistics, payment support and warehousing service agreements with Yamato, Yamato CF and/or Atago, as the case may be; and (v) transfer inventory and assets from Cutera (or their Affiliates) to ZO (or one of their Affiliates). NOW, THEREFORE, the Parties intending to be legally bound agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. Unless the context otherwise requires, capitalized terms used in this Agreement (including the recitals) shall have the meanings assigned to them in this Section 1.1. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” “controlling,” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise) of another Person. “Agreement” is defined in the preamble. “Applicable Laws” means, in respect of any Person, any laws, rules, regulations, ordinances, directives, publicly announced guidelines or guidance, treaties, decrees or orders of any competent Government Authority and to which such Person is subject. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 2 - “Atago” means Atagosoko Co., Ltd., a company organized under the laws of Japan. “Business Day” means any day (except Saturdays, Sundays and public holidays) on which deposit-taking banks are open in each of Tokyo, Japan and Los Angeles, California (United States of America) for the normal business of over-the-counter deposit taking. “Closing” means the First Closing or the Second Closing, as the case may be. “Customer Notification” is defined in Section 3.3(a)(vi). “Customers” means any customer who purchases ZO Products, including any ZO Customer. “Cutera” is defined in the preamble. “Cutera Account” means the bank account for which the details are set forth in ANNEX A. “Cutera Indemnitees” is defined in Section 3.3(a)(ix)(2). “Cutera Japan” is defined in the preamble. “Cutera Released Claims” is defined in Section 2.2(a). “Cutera Releasors” is defined in Section 2.2(a). “Cutera USA” is defined in the preamble. “Distribution Agreements” means all agreements between ZO USA and Cutera USA relating to or involving ZO Products, including those listed on EXHIBIT A. “Due Diligence Documents” means the documents and information listed on EXHIBIT C. “Encumbrance” means any charge, claim, pledge, lien, option, collateral assignment, security interest, adverse claim, option, restrictive covenant, or any similar restriction to the foregoing, including any restriction on use, transfer or exercise of any other attribute of ownership. “Existing Atago Agreement” means the agreement, dated September 1, 2013, between Atago and Cutera Japan for the provision of services by Atago to Cutera Japan (or its Affiliates) in connection with the distribution of ZO Products by Cutera Japan pursuant to the Distribution Agreements. “Existing Yamato CF Agreement” means the agreement, dated September 1, 2023, between Yamato CF and Cutera Japan for the provision of credit and guarantee services by Yamato CF to Cutera Japan (or its Affiliates) in connection with the distribution of ZO Products by Cutera Japan pursuant to the Distribution Agreements. “Existing Yamato Logistics Agreement” means the agreement, dated September 1, 2023, between Yamato and Cutera Japan for the provision of logistics and related services by Yamato to Cutera Japan (or its Affiliates) in connection with the distribution of ZO Products by Cutera Japan pursuant to the Distribution Agreements. “First Closing” is defined in Section 3.5(a). “First Closing Date” is defined in Section 3.5(a). DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 3 - “First Closing Transferred Inventory” means all of Cutera’s inventory of ZO Products (including those held at the premises of Atago and Yamato) as of the First Closing Date that are deemed sellable by ZO USA at its sole discretion, as listed on EXHIBIT D. “First Tranche Payment” equals 50% of the Termination Payment, subject to Section 3.2(c). “Government Authority” means any (a) government, governmental entity, government authority, ministry, commission, board, accreditation body, agency or instrumentality, whether national, regional, prefectural, provincial, local or foreign, of any country; (b) court, tribunal or judicial body of any country; and (c) stock exchange or regulated over-the-counter market on which the securities of a Party or any of its Affiliates are listed or are admitted to trading. “Insolvency Event” means, in respect of a Person, any event where such Person or any of its subsidiaries makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Person or any of its subsidiaries seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of their debts under any Applicable Law relating to bankruptcy, insolvency or reorganization. “New Atago Agreement” means the agreement between Atago and ZO Japan for the provision of warehouse and related services. “New Yamato Logistics Agreement” means either (a) an agreement between Yamato and ZO Japan for the provision of logistics and related services, or (b) an assignment agreement between Yamato, Cutera Japan and ZO Japan for the assignment of the Existing Yamato Logistics Agreement to ZO Japan. “Non-Sellable Inventory” is defined in Section 3.3(a)(iv). “Party” and “Parties” are defined in the preamble. “Person” means a natural person, corporation, partnership, limited liability company, trust or other entities which are given, or are recognized as having, a legal personality by Applicable Law. “Reduction Amount” means the amount equal to 42.2% of Cutera’s net revenue for sales of ZO Products in Japan in accordance with the Distribution Agreements during the period commencing on January 1, 2024 and ending on the First Closing Date. “Released Cutera Persons” is defined in Section 2.2(b). “Released ZO Persons” is defined in Section 2.2(a). “Second Closing” is defined in Section 3.5(b). “Second Closing Date” is defined in Section 3.5(b). “Second Closing Transferred Inventory” means all of Cutera’s inventory of ZO Products (including those held at the premises of Atago and Yamato) as of the Second Closing Date that are deemed sellable by ZO USA at its sole discretion, as listed on EXHIBIT D. “Second Tranche Payment” is the amount equal to 50% of the Termination Payment less the Reduction Amount, subject to Section 3.2(c). “Target Employees” means the employees and contractors of Cutera or their Affiliates listed on EXHIBIT B. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 4 - “Termination Payment” equals the amount of Eleven Million Five Hundred Thousand US Dollars (USD 11,500,000.00). “Transferred Assets” means the assets listed on EXHIBIT E. “Transferring Employees” means the Target Employees who have agreed to (and who in fact do) cease their employment or service relationship with Cutera and to enter into direct employment or service relationships with ZO Japan on or prior to the First Closing Date or as promptly as possible after the First Closing Date as needed for the Target Employee to fully transition to a direct employment or service relationship with ZO Japan. “Transition” is defined in the recitals. “Transition Completion Date” means the earlier of (A) the first Business Day following the date upon which ZO Japan has (i) entered into the New Atago Agreement, (ii) entered into the New Yamato Logistics Agreement, (iii) entered into the Yamato CF Assignment Agreement, and (iv) each of Atago, Yamato and Yamato CF are fully performing the services under such relevant agreement in substantially the manner such services were previously provided to Cutera in order to allow ZO to fulfill ZO Product orders made by Customers in Japan from order entry through product delivery autonomously without support from Cutera and their Affiliates, as determined by ZO USA and Cutera USA following good faith discussions, and (B) June 14, 2024. “USD” or “US Dollars” means United States dollars, the lawful currency of the United States of America. “Yamato” means Yamato Transport Co., Ltd., a company organized under the laws of Japan. “Yamato CF Assignment Agreement” means the assignment agreement to be entered into among Yamato CF, Cutera Japan and ZO Japan for the assignment of the Existing Yamato CF Agreement to ZO Japan. “Yamato CF” means Yamato Credit & Finance Co., Ltd., a company organized under the laws of Japan. “ZO” is defined in the preamble. “ZO Business” is defined in the recitals. “ZO Customer” means any account, clinic, business or Person that has purchased ZO Products from Cutera or their Affiliates at any time since January 1, 2019, regardless of whether such customer meets the definition of “Customer” under the Distribution Agreements. “ZO Employment Agreement” means an employment or service agreement to be entered into between ZO Japan and each Transferring Employee on terms mutually acceptable to both ZO Japan and such Transferring Employee. “ZO Japan” is defined in the preamble. “ZO Products” means ZO Skin Products and ZO Related Products, individually and collectively, as the case may be. “ZO Related Products” is defined in the recitals. “ZO Released Claims” is defined in Section 2.2(b). DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 5 - “ZO Releasors” is defined in Section 2.2(b). “ZO Skin Products” is defined in the recitals. “ZO Team” means those persons designated in writing from time to time by ZO USA to Cutera USA, it being understood that the ZO Team initially consists of Nicole Tan, Ayumi Ito, Ikumi Kunimura, John Yasuji Aoyagi, Nami Sakai, Drew Bordages and Kristen Flynn. “ZO USA” is defined in the preamble. “ZOMD Distribution Agreement” is defined in EXHIBIT A. “ZOSH Distribution Agreement” is defined in EXHIBIT A. 1.2 Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement and not merely to the specific Article or Section where such terms may appear; (iv) the term “including” shall mean “including, but not limited to”; (v) the term “or” shall not be exclusive; (vi) references to any Applicable Law are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing such Applicable Law; (vii) all references to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified as a Business Day; (viii) with respect to any determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and (ix) references to “Articles”, “Sections”, “Exhibits” and “Annexes” refer to the Articles of, Sections of, the Exhibits to and Annexes to this Agreement. ARTICLE II TERMINATION OF DISTRIBUTION AGREEMENTS 2.1 Termination of Distribution Agreements. (a) Subject to Section 2.1(b), effective as of the First Closing, each Party agrees that it shall have no further rights or obligations under any of the Distribution Agreements (as the case may be), and the Distribution Agreements shall terminate and all provisions of the Distribution Agreements, including any that expressly state that they will survive the expiration, termination, or cancellation of such Distribution Agreement, shall be terminated and be of no further force or effect without the need for any further action by the Parties. The Parties waive any rights to notice of termination and the period of time before such termination notice may become effective in connection with their collective desire to terminate the Distribution Agreements as of the First Closing, and agree that the execution of this Agreement shall constitute a written waiver to allow the termination of the Distribution Agreements pursuant to the terms and provisions of this Agreement. The Parties further agree that the termination of the Distribution Agreements shall only be effective as of and after the First Closing, and shall not affect the validity of any transaction conducted under the Distribution Agreements before such termination; provided, however, that in no event shall the foregoing in anyway limit the scope of the releases provided for in Section 2.2. (b) Notwithstanding the termination of the Distribution Agreements and any provisions therein, the Parties agree that the following obligations shall survive: (i) Sections 2.4, 4.2(i), 12, 13, 14.4 (without regard to the exception for sales made in accordance with Section 8.3(c)), 16.1 through 16.7 and 16.9 through 16.14 of the Distribution Agreements; DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 6 - (ii) Section 4.2(h) of the Distribution Agreements, but only until the Second Closing at which time Section 4.2(h) of the Distribution Agreements shall terminate; (iii) Cutera shall, and shall cause their Affiliates to, promptly destroy all of ZO’s sales and technical literature and materials and all “Proprietary Information” (as such term is defined in the Distribution Agreements) of ZO in the possession of Cutera and their Affiliates, and Cutera shall promptly certify such destruction in writing to ZO USA; and (iv) except as otherwise agreed in writing by ZO USA, Cutera shall, and shall cause their Affiliates to (1) promptly remove from Cutera’s and their Affiliates’ facilities all signs, billboards and other similar items bearing any of the “ZO SKIN HEALTH Marks” (as such term is defined in the Distribution Agreements) or identifying Cutera or any of their Affiliates as an authorized distributor of ZO Products, and (2) withdraw or cancel all registrations or filings with Government Authorities relating to the use by Cutera or any of their Affiliates of the ZO SKIN HEALTH Marks. 2.2 Releases. (a) Except as set forth in Section 2.2(c), effective as of the First Closing, Cutera USA and Cutera Japan, on each of its own behalf and on behalf of each of its Affiliates and each of its and their representatives, successors and assigns (collectively, the “Cutera Releasors”), hereby unconditionally and irrevocably releases and forever discharges each of ZO USA and ZO Japan, each of their Affiliates, and all of each of its and their respective present and former equity holders, stockholders, shareholders, members, directors, officers, managers, statutory auditors, agents, and employees (collectively, the “Released ZO Persons”), from any and all costs, expenses, damages, liabilities, obligations, losses, claims, demands, actions, rights of action, and causes of action of any kind, whether known or unknown, contingent or matured, and whether arising pursuant to statute, contract, or tort, now existing or hereafter acquired, arising from or in any way, directly or indirectly, connected with any acts or omissions under any of the Distribution Agreements by any Released ZO Persons that occurred at any time on or prior to the First Closing (collectively, the “Cutera Released Claims”). From the First Closing, the Cutera Releasors irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any claim or demand of any kind, in any court or before any tribunal (governmental or otherwise), against any Released ZO Persons based upon any Cutera Released Claims. (b) Except as set forth in Section 2.2(c), effective as of the First Closing, ZO USA and ZO Japan, on each of its own behalf and on behalf of each of its Affiliates and each of its and their representatives, successors and assigns (collectively, the “ZO Releasors”) hereby unconditionally and irrevocably releases and forever discharges each of Cutera USA and Cutera Japan, each of their Affiliates, and all of each of its and their respective present and former equity holders, stockholders, shareholders, members, directors, officers, managers, statutory auditors, agents, and employees (collectively, the “Released Cutera Persons”), from any and all costs, expenses, damages, liabilities, obligations, losses, claims, demands, actions, rights of action, and causes of action of any kind, whether known or unknown, contingent or matured, and whether arising pursuant to statute, contract, or tort, now existing or hereafter acquired, arising from or in any way, directly or indirectly, connected with any acts or omissions under any of the Distribution Agreements by any Released Cutera Persons that occurred at any time on or prior to the First Closing (collectively, the “ZO Released Claims”). From the First Closing, the ZO Releasors irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any claim or demand of any kind, in any court or before any tribunal (governmental or otherwise), against any Released Cutera Persons based upon any ZO Released Claims. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 7 - (c) The releases set forth in this Section 2.2 shall not release any Party from breaches of or any other obligations or liabilities created by this Agreement. ARTICLE III BUSINESS TRANSFER 3.1 Transactions. (a) First Closing. Subject to the terms and conditions of this Agreement, upon the First Closing: (i) the Distribution Agreements shall be terminated in accordance with Section 2.1; (ii) each Party shall grant the mutual releases in accordance with Section 2.2; (iii) Cutera shall or shall cause their Affiliates to sell, transfer, assign and convey to ZO (or an Affiliate of ZO designated in writing by ZO USA to Cutera USA), and ZO shall or shall cause their designated Affiliate to acquire, accept and take title from Cutera or their Affiliates, the First Closing Transferred Inventory and the Transferred Assets; (iv) ZO Japan and the Transferring Employees shall enter into the ZO Employment Agreements (except for those Transferring Employees who can only fully transition to a direct employment or service relationship with ZO Japan after the First Closing Date in accordance with Section 3.3(a)(iii); and (v) within three (3) Business Days after the First Closing, ZO (or an Affiliate of ZO designated by ZO USA) shall make the First Tranche Payment to the Cutera Account. (b) Second Closing. Subject to the terms and conditions of this Agreement, upon the Second Closing: (i) ZO (or an Affiliate of ZO designated by ZO USA) shall (i) make the Second Tranche Payment to the Cutera Account in accordance with Section 3.2(b), (ii) acquire, accept and take title from Cutera or their Affiliates the Second Closing Transferred Inventory, and (iii) make the payment to the Cutera Account for the amounts incurred under Section 3.3(a)(v)(1); and (ii) Cutera USA shall provide to ZO USA documentary evidence to the satisfaction of ZO USA that the Second Closing Transferred Inventory is held by Yamato and Atago for the benefit of ZO (or their Affiliates) on and from the Second Closing Date. (c) The Parties acknowledge and agree that, from and after March 1, 2024 and regardless of the status of the overall Transition, all sales of ZO Products in Japan shall be made by ZO Japan, and ZO Japan shall recognize all revenue from the sale thereof in compliance with Applicable Law and accounting standards. For the avoidance of doubt, from January 1, 2024 through February 29, 2024, Cutera will recognize all revenue from the sales of ZO Products and such sales shall be subject to the Reduction Amount. 3.2 Termination Payment. (a) In consideration for Cutera’s fulfillment of Cutera’s obligations in this Agreement, ZO shall (or ZO shall cause their Affiliate to) pay to Cutera USA a total amount equal to DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 8 - the Termination Payment less the Reduction Amount, which sum shall be payable in two installments and subject to Section 3.2(c). (b) Subject to the terms and conditions of this Agreement, the Termination Payment will be paid in the following instalments by ZO (or their Affiliate): (i) within three (3) Business Days after the First Closing Date, the First Tranche Payment will be paid to the Cutera Account; and (ii) on the earlier of the Second Closing Date and June 14, 2024, the Second Tranche Payment will be paid to the Cutera Account. (c) At its option and in accordance with Applicable Laws, ZO shall have the right to set-off against the First Tranche Payment and the Second Tranche Payment all amounts owed to them and their Affiliates by Cutera and their Affiliates for orders of ZO Products placed by Cutera and their Affiliates with ZO and their Affiliates prior to January 1, 2024 (i) that have not been paid in full by the First Closing Date (if ZO elects to make a set-off against the First Tranche Payment) or (ii) that have not been paid in full by the Second Closing Date or set-off against the First Tranche Payment (if ZO elects to make a set-off against the Second Tranche Payment). 3.3 Covenants. The Parties agree as follows: (a) Covenants from the First Closing until the Second Closing. (i) First Tranche Payment. Within three (3) Business Days after the First Closing, ZO (or an Affiliate of ZO designated by ZO USA) shall make the First Tranche Payment in full to the Cutera Account. (ii) Business. (1) To the extent that any Transferring Employees have not fully transitioned to a direct employment or service relationship with ZO Japan on or prior to the First Closing, Cutera shall, and shall cause their Affiliates to, permit the ZO Team to work directly with such Transferring Employees to allow for coordinated sales efforts and a smooth transition of sales of ZO Products from Cutera and their Affiliates to ZO Japan in connection with the Transition. (2) Cutera shall, and shall cause their Affiliates to, (x) promptly provide ZO with Due Diligence Documents to the extent not already provided to ZO prior to the First Closing Date, and (y) promptly respond to all reasonable questions posed by ZO or their Affiliates concerning information contained in the Due Diligence Documents (or related thereto). (iii) Employees. (1) To the extent that ZO Japan’s discussions with Target Employees regarding potential employment or retention by ZO Japan have not concluded prior to the First Closing, Cutera shall, and shall cause their Affiliates to, continue to make such Target Employees available to ZO Japan to discuss the potential employment or retention of the Target Employees by ZO Japan as promptly as possible after the First Closing Date, and cooperate with ZO Japan in hiring or retaining the Transferring Employees. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 9 - (2) Cutera shall, and shall cause their Affiliates to, fully cooperate with ZO Japan in the discussions under Section 3.3(a)(iii)(1). For the avoidance of doubt, the Parties acknowledge that Cutera or their Affiliates may make an offer of continuing employment to any Target Employee, which will not be considered a breach of this Section 3.3(a)(iii). (3) Cutera hereby fully releases (and shall cause their Affiliates to fully release) the Transferring Employees from any notice periods, non- competition obligations and all other employment obligations with Cutera or their Affiliates under any existing employment agreements or service contracts between the Transferring Employees and Cutera or their Affiliates, or internal work rules and regulations or any other document or agreement applicable to such Transferring Employees. The Parties acknowledge that the Transferring Employees will continue to work for Cutera or their Affiliates until the First Closing Date or until as soon as possible after the First Closing Date when the Transferring Employees can be fully transitioned to a direct employment or service relationship with ZO Japan, and will commence working for ZO Japan on and from the First Closing Date or on or from that date as soon as possible after the First Closing Date when the Transferring Employees can be fully transitioned to a direct employment or service relationship with ZO Japan. (4) Cutera shall, and shall cause its Affiliates to, cooperate with ZO Japan in transferring the mobile phone numbers of the Transferring Employees to their respective mobile phones to be issued by ZO Japan; provided, however, ZO Japan shall be responsible for providing the Transferring Employees with all equipment and resources necessary to fulfill their employment obligations with ZO Japan, including providing the Transferring Employees with computers and mobile phones. (5) Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed as imposing any obligation on ZO or their Affiliates to hire or engage the services of any employees or contractors of Cutera or their Affiliates, including the Target Employees; provided, however ZO and its Affiliates will use commercially reasonable efforts to hire the Target Employees. In furtherance and not in limitation of the foregoing, ZO shall have no obligation to offer employment terms and conditions that are requested by any Person in order to retain a Target Employee (even if such term or condition is currently being offered by Cutera or any of their Affiliates to a Target Employee) or convert a person from the status of a contractor to a full-time employee. Cutera acknowledges and agrees that any Target Employees not hired or engaged by ZO, and any obligations that Cutera and their Affiliates have to a Transferring Employee by nature of such Transferring Employee’s voluntary resignation from Cutera or their Affiliates, shall remain the full responsibility of Cutera and their Affiliates. (iv) Inventory. Neither ZO nor their Affiliates will acquire or take title to any of Cutera’s inventory of ZO Products (including those held at the premises of Atago and Yamato) deemed non-sellable by ZO USA in its sole and absolute discretion (“Non-Sellable Inventory”). Cutera shall, and shall cause their Affiliates to, destroy all Non-Sellable Inventory within thirty (30) days of a written request by ZO USA for no compensation payable by ZO or any of their Affiliates, and shall promptly certify such destruction in writing to ZO USA. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 10 - (v) Third Party Support. (1) From the First Closing until the Second Closing, Cutera shall, and shall cause their Affiliates to, continue to work with ZO and their Affiliates to ensure that ZO and their Affiliates secure, at ZO’s sole cost and expense to be charged by Cutera to ZO USA (or an Affiliate of ZO designated in writing by ZO USA to Cutera USA) at the actual out-of-pocket third-party cost and incurred by Cutera, support from Yamato, Yamato CF and Atago, respectively, substantially similar to the support currently provided to Cutera USA or Cutera Japan as of the First Closing Date by Yamato, Yamato CF and Atago, respectively, in order to allow ZO and their Affiliates to directly sell ZO Products in Japan. In the event that any Transferring Employee remains on Cutera’s payroll past the First Closing Date, ZO shall reimburse Cutera for the actual out-of-pocket costs of employing such Transferring Employee (including salary and actual benefits costs) for the period between the First Closing Date and the date such Transferring Employee commences employment with ZO. ZO shall further pay to Cutera the actual out-of-pocket costs incurred by Cutera under Section 3.3(a)(ix)(1). Cutera USA shall promptly provide ZO USA with all reasonably requested documentation to support the amount of any payments required to be made by ZO (or their Affiliate) hereunder. (2) Cutera shall, and shall cause their Affiliates to, waive any confidentiality obligations of Yamato, Yamato CF and Atago owed to Cutera and their Affiliates to the extent necessary to give effect to Section 3.3(a)(v)(1). (3) In furtherance of Section 3.3(a)(iv)(1), at ZO’s option (and subject to the terms of the Existing Atago Agreement, the Existing Yamato CF Agreement and the Existing Yamato Logistics Agreement): (i) Cutera and their Affiliates will assign, and ZO Japan will assume, the Existing Yamato CF Agreement pursuant to Yamato CF Assignment Agreement; and (ii) Cutera shall, and shall cause their Affiliates to, cooperate with ZO Japan in order for ZO Japan to enter into the New Atago Agreement and the New Yamato Logistics Agreement with Atago and Yamato, respectively. (4) Notwithstanding anything contained herein and notwithstanding ZO and their Affiliates’ relationships with Yamato, Yamato CF and Atago, Cutera shall be entitled to continue its relationship with Yamato, Yamato CF and Atago with respect to its business (excluding the ZO Business) in its sole and absolute discretion. (vi) Customer Communications. On the First Closing Date, the Parties shall issue a mutually agreeable joint communication to the ZO Customers designated by ZO (the “Customer Notification”): (i) notifying such ZO Customers of the Transition; (ii) introducing such ZO Customers to the ZO Team; (iii) assuring such ZO Customers of the continuous availability of ZO Products and customer support; and (iv) authorizing and instructing such ZO Customers to commence direct communications with the ZO Team. (vii) Reduction Amount DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 11 - By no later than ten (10) Business Days after the First Closing Date, Cutera USA shall deliver its estimate of the Reduction Amount to ZO USA along with supporting documentation, and shall promptly respond to all reasonable questions and backup materials reasonably requested by ZO USA concerning the calculation of the Reduction Amount. (viii) Physical Deliveries (1) By the seventh (7th) Business Day after the First Closing, Cutera shall, and shall cause their Affiliates to, deliver to ZO (or an Affiliate of ZO designated in writing by ZO USA to Cutera USA), all tangible items and original agreements, including the following, to the extent that such items and agreements could not be delivered on the First Closing Date: (I) documentary evidence to the satisfaction of ZO that the First Closing Transferred Inventory is held by Yamato and Atago for the benefit of ZO (or their Affiliates) on and from the First Closing Date; and (II) the Transferred Assets. (ix) Transition Efforts (1) From the First Closing Date until the Second Closing Date, Cutera shall, and shall cause their Affiliates to, provide ongoing support to ZO and their Affiliates to ensure a full and smooth Transition. Specifically, Cutera shall, and shall cause their Affiliates to, at the direction of ZO (or an Affiliate of ZO designated in writing by ZO USA to Cutera USA): (I) order ZO Products in quantities specified by ZO (or their designated Affiliate); (II) import such ZO Products on behalf of ZO (or their designated Affiliate); (III) over-label such ZO Products with labels specified by ZO (or their designated Affiliate); (IV) transfer such over-labelled products to ZO (or their designated Affiliate) for delivery by ZO (or their designated Affiliate) to Customers in Japan; and (V) take all such other actions required by this Agreement. (2) After the First Closing, ZO and their Affiliates shall have the exclusive right to sell the existing inventory of ZO Products with labeling of Cutera and their Affiliates (including those held at the premises of Atago and Yamato) deemed sellable by ZO USA, and Cutera shall, and shall cause their Affiliates to, comply with the instructions of ZO and their Affiliates in connection with the exercise of the rights of ZO and their Affiliates hereunder; provided, however, ZO USA shall indemnify, defend, and hold harmless Cutera USA, its Affiliates, and all of its and their respective present and former equity holders, stockholders, shareholders, members, directors, officers, managers, and employees (collectively the “Cutera Indemnitees”) from and against any and all costs, expenses (including reasonable attorneys’ DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 12 - fees and expenses of litigation), damages, liabilities, obligations, and losses incurred by or imposed upon any of the Cutera Indemnitees from any claims, suits, actions, demands or judgments under any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability) resulting from or arising out of ZO’s or its Affiliates’ sale of the existing inventory of ZO Products pursuant to this Section 3.3(a)(ix)(2) to the extent any such cost, expense (including reasonable attorneys’ fees and expenses of litigation), damage, liability, obligation, or loss did not result from or arise out of any grossly negligent act or omission by a Cutera Indemnitee. (b) Covenants from the First Closing. (i) Other Assets. From the First Closing Date until the Second Closing Date, if Cutera discovers an asset used exclusively by Cutera to undertake the ZO Business that has not been transferred to ZO Japan as part of the Transferred Assets, then Cutera agrees to promptly transfer (or cause the transfer) to ZO Japan such asset for no compensation or other obligation. (ii) Customer Communications. From the First Closing until June 14, 2024, Cutera shall, and shall cause their Affiliates to, promptly (1) refer all communications from Customers to ZO Japan or to the Transferring Employees, as directed by ZO USA or ZO Japan, and shall fulfill orders and requests from Customers only at the express direction and instruction of ZO USA or ZO Japan, and (2) forward to ZO USA (or to an Affiliate of ZO USA that ZO USA designates in writing to Cutera USA) all mail (electronic and regular/hard copy) relating to the ZO Business that is delivered to or received by Cutera or their Affiliates after the First Closing Date. (iii) Payments. In recognition that, following the First Closing, Cutera and their Affiliates may receive payments for sales of ZO Products that were made after the First Closing, Cutera shall, and shall cause their Affiliates to, remit promptly to the bank account of ZO USA informed in writing by ZO USA to Cutera USA (or to the bank account of an Affiliate of ZO USA that ZO USA designates in writing to Cutera USA) the full amount of all revenues received by Cutera and their Affiliates from the sale of ZO Products made after the First Closing. Cutera further agrees to cooperate with ZO USA and its Affiliates to inform such Customers of the correct bank account details of ZO USA or its Affiliate (as directed by ZO USA) for which payments should be made for ZO Products purchased after the First Closing. (iv) Non-solicit. For a period of two (2) years commencing on the First Closing Date, Cutera shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit for employment any Transferring Employee or encourage any such employee to leave employment with ZO Japan. Notwithstanding the foregoing, nothing herein shall prevent Cutera or any of their Affiliates from (1) placing general solicitations of employment not specifically directed toward the Transferring Employees or (2) hiring any Transferring Employee who is discharged from employment by ZO Japan. Cutera acknowledges that a breach or threatened breach of this sub-clause would give rise to irreparable harm to ZO and their Affiliates, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Cutera of any such obligations, ZO and their Affiliates shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek the granting of equitable relief, including a temporary restraining order, an injunction, DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 13 - specific performance and any other relief that may be available from a court of competent jurisdiction. (c) General Covenants. Subject to the terms and conditions herein provided, the Parties shall use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective as promptly as practicable the Second Closing, including the satisfaction, but not waiver, of the conditions precedents set forth in Sections 3.4(a)(i) and (ii). Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that the Transition Completion Date has not occurred before June 14, 2024, (i) ZO shall be automatically deemed to have waived as of June 14, 2024 all of the conditions precedent set forth in Sections 3.4(a)(ii)c., d., f. and g.; (ii) subject to satisfaction of the conditions of Sections 3.4(a)(ii)a., b. and e. (provided that for purposes of this Section 3.3(c), the condition set forth in Section 3.4(a)(ii)b. shall be satisfied so long as Cutera has performed or complied with all material obligations and covenants required by this Agreement in all material respects), the Second Tranche Payment shall become immediately due and payable on June 14, 2024; and (iii) ZO shall make the Second Tranche Payment to the Cutera Account on June 14, 2024. 3.4 Conditions Precedent. (a) Second Closing Conditions Precedent. (i) Cutera's obligation to perform the Second Closing is expressly conditional upon the fulfilment, to the satisfaction of Cutera USA (or waiver by Cutera USA) of the following conditions: a. each of the representations and warranties of ZO under Section 4.2 shall be true and correct at and as of the Second Closing Date; b. ZO shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with on or prior to the Second Closing Date; c. the First Closing shall have occurred and Cutera shall have received the First Tranche Payment; and d. Cutera USA shall have agreed to the amount of the Reduction Amount. (ii) Subject to Section 3.3(c), ZO’s obligation to perform the Second Closing is expressly conditional upon the fulfilment, to the satisfaction of ZO USA (or waiver by ZO USA, including pursuant to Section 3.3(c)) of the following conditions: a. each of the representations and warranties of Cutera under Section 4.1 shall be true and correct at and as of the Second Closing Date; b. Cutera shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with on or prior to the Second Closing Date; c. the First Closing shall have occurred; d. ZO USA shall have agreed to the amount of the Reduction Amount; DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 14 - e. the Second Closing Transferred Inventory shall be held by Yamato and Atago for the benefit of ZO (or their Affiliates); f. ZO Japan shall have entered into the New Atago Agreement, the New Yamato Logistics Agreement, and the Yamato CF Assignment Agreement; and g. the Transition Completion Date shall have occurred. 3.5 Closing. (a) First Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions under Section 3.1(a) (the “First Closing”) shall take place simultaneously with the execution of this Agreement (the “First Closing Date”), except where noted. The First Closing shall be effected remotely by exchange of documents and signatures (or their electronic counterparts). (b) Second Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions under Section 3.1(b) (the “Second Closing”) shall take place on the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Section 3.4(a), including the limited automatic waiver pursuant to Section 3.3(c) (other than those conditions with respect to actions each Party is required to take at the Second Closing), or at such other time or date as ZO USA and Cutera USA may agree upon in writing (the actual date of the Second Closing being referred to as the “Second Closing Date”). The Parties shall use their respective reasonable efforts to cause the Second Closing Date to occur as soon as possible after the Transition Completion Date, but in no event later than seven (7) days after the Transition Completion Date. Subject to Section 3.3(c), ZO USA and Cutera USA shall notify the other in writing of the satisfaction in full of the conditions precedent applicable to it under Section 3.4(a). The Second Closing shall be effected remotely by exchange of documents and signatures (or their electronic counterparts). ARTICLE IV REPRESENTATIONS AND WARRANTIES 4.1 Representations and Warranties of Cutera. Cutera represents and warrants to ZO as of the First Closing Date and the Second Closing Date as follows: (a) Organization. It is a company duly organized and validly existing under the laws of its jurisdiction of formation, and has all requisite power and authority to own its assets and carry on its business as now conducted and as contemplated under this Agreement. (b) Authorization. All corporate action on the part of itself necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken. (c) Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Government Authority or any other Person is required in connection with its execution, delivery and performance of this Agreement and for the performance of all of its obligations hereunder. (d) Binding Effect. This Agreement is a valid and binding obligation of it, and this Agreement is enforceable in accordance with its terms, except as such enforceability may be limited by Applicable Laws relating to bankruptcy, insolvency, reorganization, restructuring, moratorium or other similar laws relating to or affecting creditors’ rights generally. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 15 - (e) No Conflicts or Violations. The execution, delivery and performance by it of this Agreement did not and will not (i) violate or conflict with any rules of a Government Authority affecting or binding upon it, (ii) violate, conflict with or cause a breach under any provision of any indenture, mortgage or contract to which it is a party or result in a breach of or constitute (with notice or lapse of time or both) a default, which violation, conflict, breach or default would have a material adverse effect on this Agreement, (iii) result in the creation or imposition of any charges on its assets, or (iv) violate, conflict with or cause a breach under its organizational documents. (f) No Encumbrances. Cutera has good and valid title to and has the right to sell all of the First Closing Transferred Inventory, the Second Closing Transferred Inventory and the Transferred Assets, in each case, free and clear of any Encumbrances. Upon the consummation of the transactions contemplated by this Agreement (including the payment to Cutera of the First Tranche Payment and the Second Tranche Payment), ZO or its designated Affiliate will acquire the exclusive legal ownership of the First Closing Transferred Inventory, the Second Closing Transferred Inventory and the Transferred Assets, in each case, free and clear of any Encumbrances. (g) Full Disclosure. All information which has been provided by or on behalf of Cutera or their authorised representatives to ZO and their advisers or agents in the course of the due diligence conducted by ZO and the negotiations leading to this Agreement is, to Cutera’s knowledge, true, complete and accurate in all material respects and not misleading in any material respect. There is no fact that materially affects, or in the future might reasonably be expected to have a material adverse effect on the ZO Business that is known by Cutera or any of their Affiliates and that has not been disclosed in writing prior to the First Closing Date by Cutera to ZO. 4.2 Representations and Warranties of ZO. ZO represents and warrants to Cutera as of the First Closing Date and the Second Closing Date as follows: (a) Organization. It is a company duly organized and validly existing under the laws of its jurisdiction of formation, and has all requisite power and authority to own its assets and carry on its business as now conducted and as contemplated under this Agreement. (b) Authorization. All corporate action on the part of itself necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken. (c) Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Government Authority or any other Person is required in connection with its execution, delivery and performance of this Agreement and for the performance of all of its obligations hereunder. (d) Binding Effect. This Agreement is a valid and binding obligation of it, and this Agreement is enforceable in accordance with its terms, except as such enforceability may be limited by Applicable Laws relating to bankruptcy, insolvency, reorganization, restructuring, moratorium or other similar laws relating to or affecting creditors’ rights generally. (e) No Conflicts or Violations. The execution, delivery and performance by it of this Agreement did not and will not (i) violate or conflict with any rules of a Government Authority affecting or binding upon it, (ii) violate, conflict with or cause a breach under any provision of any indenture, mortgage or contract to which it is a party or result in a breach of or constitute (with notice or lapse of time or both) a default, which violation, conflict, breach or default would have a material adverse effect on this Agreement, (iii) result in the creation or imposition of any charges on its assets, or (iv) violate, conflict with or cause a breach under its organizational documents. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 16 - ARTICLE V TERMINATION 5.1 Termination Event. This Agreement may be terminated prior to the Second Closing: (a) by ZO USA, immediately by written notice to Cutera USA, if: (i) an Insolvency Event occurs with respect to Cutera USA or Cutera Japan; or (ii) the Second Closing does not occur within thirty (30) Business Days after the Transition Completion Date and such delay is not caused by ZO or any of their Affiliates; (b) by Cutera USA, immediately by written notice to ZO USA, if an Insolvency Event occurs with respect to ZO USA or ZO Japan; (c) by either ZO USA or Cutera USA, immediately by written notice to the other if any Party receives a notice of any injunction, judgment, order, decree, ruling, verdict or other decision issued, promulgated or entered by or with any Government Authority of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement, or notice that any of the foregoing is pending or threatened; or (d) if ZO USA and Cutera USA mutually agree in writing to terminate this Agreement, then this Agreement shall terminate on the date mutually agreed by ZO USA and Cutera USA. 5.2 Effect of Termination. If this Agreement is terminated in accordance with ARTICLE V, then all rights and obligations of ZO and Cutera under this Agreement shall end (except for the provisions of ARTICLE II, this Section 5.2, and ARTICLE VI, and, in event of a termination not caused by a breach or default of ZO, Sections 3.3(b)(iii) and (iv), which shall remain in full force and effect in accordance with their terms). ARTICLE VI MISCELLANEOUS PROVISIONS 6.1 Governing Law; Dispute Resolution. (a) This Agreement, and any claim that may arise from or result under this Agreement, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of California, United States of America. (b) Any dispute, claim or controversy that arises out of or relates to this Agreement (whether in contract, tort or otherwise), including a dispute with respect to issues regarding or in respect of this Agreement’s negotiation, execution, performance, subject matter, or any course of conduct or dealing or actions under or in respect of this Agreement, shall be submitted to final, binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The Expedited Procedure Provisions shall not apply. The seat, or legal place, of the arbitration shall be California. The language to be used in the arbitral proceedings shall be English. No award or procedural order made in the arbitration shall be published. The law of this arbitration clause shall be the laws of the State of California, United States of America. 6.2 Notices and Other Communications. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 17 - (a) Any notice, request, instruction or other document to be given under this Agreement by a Party shall be in writing and in English, and shall be deemed to have been duly given: (i) when received if given in person, (ii) on the date of transmission if sent by facsimile, e-mail or other wire transmission so long as the recipient acknowledges receipt of the message by reply e-mail or other form of written communication (except that return emails automatically generated shall not constitute an acknowledgement or reply); or (iii) three (3) Business Days after it is mailed by certified or registered first class mail, postage prepaid and return receipt requested, or if sent by express delivery service (receipt requested), on the date received by the addressee, to the following addresses (or to such other address for a Party as shall be specified by notice pursuant to this Section 6.2, with such change of address being effective only upon receipt by all Parties): (i) If to ZO USA or ZO Japan: ZO Skin Health, Inc. 9685 Research Drive Irvine, CA 92618 Attention: Drew Bordages, EVP & General Counsel E-mail: dbordages@ZOSkinHealth.com (ii) If to Cutera USA or Cutera Japan: Cutera, Inc. 3240 Bayshore Blvd. Brisbane, CA 94005 Attention: Stephana E. Patton, Chief Legal Officer E-mail: spatton@cutera.com (b) All notices, requests, instructions and other documents shall be deemed received on the date of receipt by the recipient if received prior to 5 PM on a Business Day in the place of receipt. Otherwise, any such notice, request, instruction and other document shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. 6.3 Severability. If any provision in this Agreement is found to be invalid or unenforceable, then the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, then it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, ZO USA and Cutera USA shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement that most nearly corresponds to the spirit and intent of the invalid or unenforceable provision. 6.4 Language and Headings. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding upon the Parties. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement. 6.5 Further Assurances; Cooperation. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement. 6.6 Expenses. Each Party shall be responsible for its own fees, costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the fees, costs and expenses of its legal counsel, accountants, brokers, financial advisors, consultants, and other representatives). DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

- 18 - 6.7 Entire Agreement; Amendments and Waivers. (a) The terms and conditions contained in this Agreement (including the Exhibits and Annexes) constitute the entire agreement among the Parties and supersede all previous agreements and understandings among or relating to the Parties with respect to the subject matter hereof, including the non-binding term sheet, dated January 15, 2024, by and between ZO USA and Cutera USA. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealing. There have been no representations or statements, oral or written, that have been relied on by any Party, except those expressly set forth in this Agreement. (b) Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in a written agreement specifically prepared for such purpose (and not an e- mail or other electronic communication) and such written agreement is signed (i) by each Party in the case of an amendment, or (ii) by the Party against whom the waiver is to be effective in the case of a waiver (whose consent may be withheld or conditioned at its sole discretion). 6.8 Successors and Assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Applicable Law or otherwise, without the prior written consent of ZO USA and Cutera USA. This Agreement is binding upon the Parties and shall inure to the benefit of the Parties and their respective successors and permitted assigns. 6.9 Confidentiality and Publicity. (a) The Parties agree to treat this Agreement as confidential and shall not disclose its contents to any third party, except that the contents of this Agreement may be disclosed by a Party (i) to any of its Affiliates and its and their respective professional advisers and auditors, so long as such Persons agree to the confidentiality provisions of this Section 6.9, or (ii) when disclosure is required under Applicable Law. The Parties agree that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except when such filing is required by Applicable Law, in which case the disclosing Party agrees to use its commercially reasonable efforts to obtain “confidential treatment” (or the equivalent treatment) of this Agreement with the relevant Government Authority and to redact such terms of this Agreement to the extent reasonably practical. (b) Except for the Customer Notification, no Party shall issue a press release or make a public announcement concerning this Agreement without the prior written approval of ZO USA and Cutera USA, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that to the extent a Party is required to make an announcement, disclosure or filing pursuant to any Applicable Law or the rules and regulations of any stock exchange, such Party shall be permitted to do so without an approval of the other Parties; provided, further, that such disclosing Party has consulted with the other Parties in good faith in advance and the other Parties shall be entitled to publicly disclose the same information. 6.10 Counterparts; Effect of Facsimiles or PDFs. This Agreement may be executed by the Parties in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Signatures to this Agreement transmitted by fax, by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing an original signature. All signatures need not be on the same counterpart. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

[Signature Page of Business Transfer and Termination Agreement] IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the date first written above. ZO SKIN HEALTH, INC. By: Name: Mark A. Williams Title: CEO & President ZO SKIN HEALTH GK By: Name: Mark Williams Managing Member: ZO Skin Health Ireland Limited Title: Executive Manager CUTERA, INC. By: Name: Title: CUTERA KK By:____________________________________ Name: Title: Representative Director DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB Takeshi Fujiwara CEO Taylor Harris

EXHIBIT A Distribution Agreements 1. Distribution Agreement, dated August 5, 2013, between ZO USA and Cutera USA, in respect of the line of products known as “ZO Skin Health” (the “ZOSH Distribution Agreement,” which was subsequently amended from time to time); 2. Distribution Agreement, dated August 5, 2013, between ZO USA and Cutera USA, in respect of the line of products known as “ZO Medical” (the “ZOMD Distribution Agreement,” which was subsequently amended from time to time); 3. Amendment to the ZOSH Distribution Agreement, with effect from August 21, 2013, between ZO USA and Cutera USA; 4. Amendment to the ZOMD Distribution Agreement, with effect from August 21, 2013, between ZO USA and Cutera USA; 5. Omnibus Amendment to the ZOSH Distribution Agreement and the ZOMD Distribution Agreement, with effect from January 25, 2021, between ZO USA and Cutera USA; 6. Amendment to the ZOSH Distribution Agreement, with effect from June 14, 2021, between ZO USA and Cutera USA; 7. Amendment to the ZOSH Distribution Agreement, with effect from January 1, 2022, between ZO USA and Cutera USA; and 8. Any amendment or restatement of any agreement listed on this EXHIBIT A. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

**EXHIBIT B**

**Target Employees**

| **Dept.** | **Name** | | **Current title** | **New title proposal** | |
|---|---|---|---|---|---|
| Sales | Mr. Kazuya Fujii | 藤井　和也 | National Sales Manager | National Field Sales Manager | ナショナル　フィールドセールスマネージャー |
| Sales | Ms. Kyoko Miyama | 美山　恭子 | Area Sales Manager | Area Sales Manager | エリアセールスマネージャー |
| Sales | Ms. Satoko Yoshida | 吉田　聡子 | Area Sales Manager | Area Sales Manager | エリアセールスマネージャー |
| Sales | Mr. Toru Takei | 武井　徹 | Area Sales Manager | Area Sales Manager | エリアセールスマネージャー |
| Sales | Ms. Mai Yanagisawa | 柳澤　翠薫 | Area Sales Manager | Area Sales Manager | エリアセールスマネージャー |
| Sales | Ms. Sakiko Iwashita | 岩下　祥子 | Area Sales Manager | Area Sales Manager | エリアセールスマネージャー |
| Sales | Ms. Minako Inoue | 井上　美奈子 | Area Sales Manager | Area Sales Manager | エリアセールスマネージャー |
| Mgmt | Ms. Kaori Mori | 森　可央里 | - | Sales Assistant | セールス　アシスタント |

Contractors:

- Mr. Masanori Yamada

EXHIBIT C Due Diligence Documents 1. ZO Customer master list including all contact information as of January 15, 2024; 2. Current ZO Customer contracts and Customer contract template(s) as of January 15, 2024; 3. Current ZO Customer order forms as of January 15, 2024; 4. Historical sales data in both quantity and pricing, including discounts, by clinic and by stock keeping unit for 2023; 5. QA Product Information File (PIF: Seihin Hyoujunsho); 6. RA Product Notification to Tokyo Metropolitan Government; 7. RA Formula Translation/Compliance Review Document; 8. data file and hard copy of all brochures, leaflets, and other materials provided to ZO Customers at any time during 2023 (training material, marketing materials, detailing kits, etc.); 9. Data file for all label artwork; and 10. All employment and labor information pertaining to the Target Employees to the extent disclosure to a third party is permissible under Applicable Law. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

# EXHIBIT D

## Transferred Inventory

### First Closing Transferred Inventory

| Sku | Description | Qty To Keep | Location |
|---|---|---|---|
| 1003 | ? | 2048 | Yamato |
| 1004 | ? | 347 | Yamato |
| 1005 | ? | 2583 | Yamato |
| 1006 | ? | 3142 | Yamato |
| 3001 | ? | 322 | Yamato |
| 3002 | ? | 323 | Yamato |
| 3003 | ? | 81 | Yamato |
| 3004 | ? | 61 | Yamato |
| 3005 | ? | 112 | Yamato |
| 3006 | ? | 94 | Yamato |
| 193004 | PMP 28/410 PP lotion pump - A02 3.5cc | 134 | Atago |
| 600127 | 2022 November GWP GBL | 1998 | Atago |
| 600139 | 2023 January GWP Japan | 360 | Atago |
| 600140 | 2023 February GWP GBL | 1337 | Yamato |
| 900400 | Exfoliating Polish 65g GBL | 3560 | Atago |
| 900400 | Exfoliating Polish 65g GBL | 588 | Yamato |
| 904000 | 10% Vitamin C 50mL GBL | 2084 | Atago |
| 904000 | 10% Vitamin C 50mL GBL | 298 | Yamato |
| 904400 | Growth Factor Serum 30mL GBL | 127 | Yamato |
| 905400 | Pigment Control Crème 4% 80mL US | 4746 | Atago |
| 905400 | Pigment Control Crème 4% 80mL US | 1209 | Yamato |
| 905700 | Pigment Control + Blending Crème 4% 80mL US | 3930 | Atago |
| 905700 | Pigment Control + Blending Crème 4% 80mL US | 599 | Yamato |
| 906200 | Brightalive 50mL GBL | 372 | Atago |
| 906200 | Brightalive 50mL GBL | 343 | Yamato |
| 912700 | Firming Serum 47mL GBL | 99 | Atago |
| 912700 | Firming Serum 47mL GBL | 99 | Yamato |
| 916100 | Balancing Cleansing Emulsion 200mL GBL | 96 | Atago |
| 916100 | Balancing Cleansing Emulsion 200mL GBL | 36 | Yamato |
| 916900 | Sheer Fluid Broad-Spectrum SPF50 50mL INTL | 96 | Atago |
| 916900 | Sheer Fluid Broad-Spectrum SPF50 50mL INTL | 23 | Yamato |
| 917000 | Body Emulsion 240mL GBL | 479 | Atago |
| 917000 | Body Emulsion 240mL GBL | 113 | Yamato |
| 918300 | Eye Brightening Crème 15 g / 0.5 OZ GBL | 416 | Atago |
| 918300 | Eye Brightening Crème 15 g / 0.5 OZ GBL | 180 | Yamato |
| 919300 | Sunscreen + Primer SPF30 30mL INTL | 195 | Yamato |
| 919800 | Sunscreen + Primer SPF30 75mL INTL | 36 | Atago |
| 919800 | Sunscreen + Primer SPF30 75mL INTL | 23 | Yamato |
| 928600 | Calming Toner 180mL GBL | 17359 | Atago |

DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

| | | | |
|---|---|---|---|
| 928600 | Calming Toner 180mL GBL | 1294 | Yamato |
| 930300 | Firming Serum Accelerated Kit GBL (6pk) | 45 | Atago |
| 930300 | Firming Serum Accelerated Kit GBL (6pk) | 40 | Yamato |
| 940600 | Broad-Spectrum Sunscreen SPF50 118g INTL | 608 | Atago |
| 940600 | Broad-Spectrum Sunscreen SPF50 118g INTL | 293 | Yamato |
| 941800 | Instant Pore Refiner 29g GBL | 120 | Atago |
| 941800 | Instant Pore Refiner 29g GBL | 89 | Yamato |
| 950100 | Recovery Crème 50mL GBL | 10268 | Atago |
| 950100 | Recovery Crème 50mL GBL | 717 | Yamato |
| 950200 | Renewal Crème 50mL GBL | 879 | Atago |
| 950200 | Renewal Crème 50mL GBL | 178 | Yamato |
| 950300 | Retinol Skin Brightener 0.5% 50mL GBL | 276 | Atago |
| 950300 | Retinol Skin Brightener 0.5% 50mL GBL | 174 | Yamato |
| 950400 | Retinol Skin Brightener 0.25% 50mL GBL | 503 | Atago |
| 950400 | Retinol Skin Brightener 0.25% 50mL GBL | 456 | Yamato |
| 950500 | Retinol Skin Brightener 1% 50mL GBL | 568 | Atago |
| 950500 | Retinol Skin Brightener 1% 50mL GBL | 344 | Yamato |
| 961000 | Radical Night Repair 60mL GBL | 132 | Atago |
| 961000 | Radical Night Repair 60mL GBL | 176 | Yamato |
| 967100 | Exfoliating Cleanser 200mL GBL | 2340 | Atago |
| 967100 | Exfoliating Cleanser 200mL GBL | 773 | Yamato |
| 968600 | Hydrating Cleanser 200mL GBL | 852 | Atago |
| 968600 | Hydrating Cleanser 200mL GBL | 477 | Yamato |
| 969300 | Wrinkle + Texture Repair 50mL GBL | 565 | Atago |
| 969300 | Wrinkle + Texture Repair 50mL GBL | 129 | Yamato |
| 969600 | Illuminating AOX Serum 50mL GBL | 1438 | Atago |
| 969600 | Illuminating AOX Serum 50mL GBL | 9 | Yamato |
| 969700 | Daily Power Defense 50mL GBL | 5709 | Atago |
| 969700 | Daily Power Defense 50mL GBL | 1364 | Yamato |
| 970000 | Daily Power Defense 75mL GBL | 304 | Atago |
| 970000 | Daily Power Defense 75mL GBL | 103 | Yamato |
| 972500 | Sunscreen + Powder Broad-Spectrum Medium 2.7g SPF30 INTL | 792 | Atago |
| 972500 | Sunscreen + Powder Broad-Spectrum Medium 2.7g SPF30 INTL | 434 | Yamato |
| 973130 | Growth Factor Eye Serum 15 mL GBL | 351 | Atago |
| 973130 | Growth Factor Eye Serum 15 mL GBL | 161 | Yamato |
| 973480 | Gentle Cleanser (Bundle) | 88 | Yamato |
| 973600 | Gentle Cleanser 200mL GBL | 1507 | Atago |
| 973600 | Gentle Cleanser 200mL GBL | 235 | Yamato |

Inventory from PO numbers 317, 318MA, 319 and 320MA, not yet reflected in Atago's inventory system:

| Row Labels | Sum of Qty Shipped |
|---|---|
| **2/7/2024** | **4426** |
| **SO1469115** | **4426** |
| PO #317 and #318MA | 4426 |
| 830032-02 | 1 |

906200 2268 918300 324 930300 45 940600 972 968600 816 2/13/2024 60271 SO1475288 60271 PO #319 and #320MA 60271 193004 80 900400 1728 904000 1944 904400 504 905400 7080 905700 3360 906200 2052 912700 504 917000 156 918300 432 919300 1548 919800 25 928600 7776 930300 54 940600 972 941800 396 950100 12096 950200 688 950300 900 950400 864 950500 36 961000 108 967100 3072 968600 2080 969300 504 969700 9072 970000 264 973130 360 973230 80 973600 1536 2/16/2024 324 SO1479641 324 Overshipped 906200 // PO #319 #320MA 324 906200 324 Grand Total 65021 Second Closing Transferred Inventory [ ] [ ] [ ] [ ] All other sellable inventory of ZO Products owned by Cutera that is not included in the First Closing Transferred Inventory. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

EXHIBIT E Transferred Assets • Accounts payable with respect to orders placed by Cutera from ZO on or after January 2, 2024 • SIM card from the Cutera mobile phone of each Transferring Employee; provided, however, that following the First Closing Date, ZO will promptly transfer the accounts for the phone numbers associated with such SIM cards from Cutera to ZO Japan and, after the First Closing Date, ZO will be fully responsible for all charges attributable to the phone numbers associated with such SIM cards • ZO Customer master list, including all Customer contact information and rights in the underlying Customer data held by or on behalf of Cutera and utilized in the ZO Business; provided, however, that Cutera retains the right to use all such customer data in Cutera’s ongoing business • All filings, records, and reports with respect to the ZO Business or the ZO Products held by Cutera, including all ZO Product registrations and dossiers, regulatory filings and QA product information files • All records, performance reviews, disciplinary action findings, and whistle blower reports related to the ZO Business held by Cutera relating to or involving the Transferring Employees • Rights in and to any other assets held by or on behalf of Cutera that are used exclusively in the ZO Business DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB

ANNEX A Cutera Account DOMESTIC WIRE TRANSFER Instruct the paying financial institution or the payor to route all domestic wire transfers via FEDWIRE to the following ABA number: PAY TO SVB, a division of First-Citizens Bank 3003 TASMAN DRIVE, SANTA CLARA, CA 95054 ROUTING & TRANSIT # 121140399 FOR CREDIT OF: CUTERA INC ADDRESS: 3240 BAYSHORE BOULEVARD, BRISBANE CA 94005 CREDIT ACCOUNT # 3300101624 INTERNATIONAL WIRE TRANSFER Instruct the paying financial institution to advise their U.S. correspondent to pay as follows: PAY TO SILICON VALLEY BANK 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, USA ROUTING & TRANSIT # 121140399 SWIFT CODE SVBKUS6S FOR CREDIT OF: CUTERA INC ADDRESS:3240 BAYSHORE BOULEVARD, BRISBANE CA 94005 FINAL CREDIT ACCOUNT # 3300101624 IMPORTANT: Wire instructions MUST designate your FULL TEN-DIGIT ACCOUNT NUMBER. Wires received by Silicon Valley Bank, a division of First-Citizens Bank with INCOMPLETE or INVALID ACCOUNT NUMBERS may be delayed and could possibly require return to the sending bank due to new regulations. DocuSign Envelope ID: AA34735C-CA62-4A7F-881F-2C0DD3EC62DB